 As filed with the Securities and Exchange Commission on May 29, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM S-8

REGISTRATION STATEMENT
under the Securities Act of 1933
___________________
CENTENNIAL RESOURCE DEVELOPMENT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1001 Seventeenth Street, Suite 1800 Denver, Colorado 80202	47-5381253
(State or other jurisdiction of incorporation or organization)	(Address, Including Zip Code, of Registrant’s of Principal Executive Offices)	(I.R.S. Employer Identification Number)

CENTENNIAL RESOURCE DEVELOPMENT, INC. 2016 LONG TERM INCENTIVE PLAN
(Full title of plan)

Davis O. O’Connor
1001 Seventeenth Street, Suite 1800
Denver, Colorado 80202
(720) 499-1400
(Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

John M. Greer
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
(713) 546-5400
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Class A Common stock, par value $0.0001 per share	9,587,088(2)	$0.89	$8,532,508.32	$1,107.52

(1)   In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall be deemed to cover any additional shares of Class A Common Stock, par value $0.0001 per share, of the Registrant (“Common Stock”) that may from time to time be offered or issued pursuant to the Centennial Resource Development, Inc. 2016 Long Term Incentive Plan, as amended or restated from time to time (the “Plan”) by reason of stock splits, stock dividends or similar transactions.

(2)    Consists of shares of Common Stock issuable under the terms of the Plan.

(3)    Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act based on the average of the high and low prices of the Common Stock reported on the NASDAQ Capital Market on May 21, 2020.

(4)    Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $129.80 per $1,000,000 of the proposed maximum aggregate offering price.

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
This Registration Statement of Centennial Resource Development, Inc. (the “Registrant,” “we,” “us” and “our”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act to register additional shares of the Registrant’s Common Stock under the Plan. On March 16, 2020, the board of directors of the Registrant approved the Plan, subject to the approval of the Registrant’s stockholders. On April 29, 2020, the Company’s stockholders approved the Plan. The Plan constitutes an amendment and restatement of the Centennial Resource Development, Inc. 2016 Long-Term Incentive Plan (the “Existing Plan”) and, among other things, increased the number of shares of Common Stock issuable under the Existing Plan by 8,250,000 shares. This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 15, 2016 (Registration No. 333-215119) and on May 15, 2019 (Registration No. 333-231514).
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.          Incorporation of Documents by Reference.
The following documents filed with the Commission by the Registrant are incorporated by reference herein:
(a)         The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Commission on February 24, 2020 (File No. 001-37697);
(b)         The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, as filed with the Commission on May 4, 2020 (File No. 001-37697);
(c)          The Registrant’s Current Reports on Form 8-K filed with the Commission on February 24, 2020, February 25, 2020, March 27, 2020, April 2, 2020, April 23, 2020, May 4, 2020, May 4, 2020, May 6, 2020, May 18, 2020, May 20, 2020 and May 22, 2020; and
(d)         The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on February 17, 2016, including any amendment or report filed for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents, except as to any portion of any Current Report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

Item 8.                          Exhibits.

Exhibit Number	Exhibit Description
3.1
Third Amended and Restated Certificate of Incorporation of Centennial Resource Development, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the Commission on May 6, 2019).

3.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 1, 2019).
5.1*	Opinion of Latham & Watkins LLP as to the legality of the securities being registered.
10.1
Centennial Resource Development, Inc. 2016 Long Term Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the Commission on May 4, 2020).

23.1*	Consent of KPMG LLP.
23.2*	Consent of Netherland, Sewell & Associates, Inc.
23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*    Filed herewith.
SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 29, 2020.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

By:	/s/ George S. Glyphis
Name:	George S. Glyphis
Title:	Vice President, Chief Financial Officer and Assistant Secretary

POWER OF ATTORNEY
 KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints George S. Glyphis and Davis O. O’Connor, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on May 29, 2020.

Signature	Title

/s/ Sean R. Smith
Sean R. Smith	Chief Executive Officer and Director (Principal Executive Officer)

/s/ George S. Glyphis
George S. Glyphis	Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer)

/s/ Brent P. Jensen
Brent P. Jensen	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Steven J. Shapiro
Steven J. Shapiro	Chairman and Director

/s/ Maire A. Baldwin
Maire A. Baldwin	Director

/s/ Karl E. Bandtel
Karl E. Bandtel	Director

/s/ Matthew G. Hyde
Matthew G. Hyde	Director

/s/ Pierre F. Lapeyre, Jr.
Pierre F. Lapeyre, Jr.	Director

/s/ David M. Leuschen
David M. Leuschen	Director

Jeffrey H. Tepper	Director

/s/ Robert M. Tichio
Robert M. Tichio	Director